================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MIKOHN GAMING CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           MIKOHN GAMING CORPORATION
                           1045 Palms Airport Drive
                            Las Vegas, Nevada 89119


                                April 14, 1999


  Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of your Company, which will be held in a meeting room at the magnificent new Mandalay Bay Resort and Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada, on Tuesday, May 11, 1999 at 10:00 a.m. Pacific Daylight Time. We hope that you will be able to attend the Annual Meeting in person and we look forward to seeing you.

     At the Annual Meeting, stockholders will elect two Class 1 Directors to serve for terms of three years and until their successors are elected and qualified and act upon the other matters mentioned in the Notice of Annual Meeting and in the Proxy Statement accompanying this letter. We will appreciate your prompt attention to these matters.

     You may attend the meeting and vote your shares in person if you wish. If you choose to vote your shares in person, please see the last paragraph of the accompanying Notice of Annual Meeting of Stockholders regarding the proxy you will need if your shares are held in street name.

     Irrespective of whether you plan to attend in person, it is important that your shares be represented. Accordingly, after reviewing the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return the enclosed Proxy in the postage paid envelope at your earliest convenience.



                                  Sincerely,



                                  /s/ David J. Thompson


                                  David J. Thompson
                                  Chairman of the Board, President and
                                  Chief Executive Officer

                           MIKOHN GAMING CORPORATION
                           1045 Palms Airport Drive
                                P. O. Box 98686
                         Las Vegas, Nevada 89193-8686
                                (702) 896-3890
                         ____________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             Tuesday, May 11, 1999


  The 1999 Annual Meeting of Stockholders of Mikohn Gaming Corporation, a Nevada corporation (the "Company"), will be held in a meeting room at the Mandalay Bay Resort and Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada on Tuesday, May 11, 1999 commencing at 10:00 a.m. Pacific Daylight Time. The room in which our meeting will be held will be identified by a sign in the lobby.

  We will consider the following matters:

  1. The election of two Class 1 directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified,

  2. Approving the appointment of Deloitte & Touche LLP as the Company's independent accountants for 1999, and

  3. Acting upon such other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

  Only stockholders of record on the books of the Company at the close of business on March 15, 1999 are entitled to vote at the Annual Meeting and any adjournment or postponement of the meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

  You may attend the Annual Meeting and vote your shares in person even though the Company has received your proxy. However, if your shares are held in the name of your stockbroker or other nominee and you already have sent in your proxy, you must get a new proxy signed by your nominee if you decide to attend the meeting and vote in person.


                              By Order of the Board of Directors

                              /s/ Charles H. McCrea, Jr.


                              Charles H. McCrea, Jr.
                              Secretary


Las Vegas, Nevada
April 14, 1999

                           MIKOHN GAMING CORPORATION
                           1045 Palms Airport Drive
                                P. O. Box 98686
                         Las Vegas, Nevada 89193-8686
                                (702) 896-3890
                         ____________________________

                                PROXY STATEMENT
                                 APRIL 14, 1999

                         ____________________________

                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 11, 1999

    This Proxy Statement and the accompanying Proxy were mailed on or about April 14, 1999, to all holders of record of the $.10 par value common stock ("Common Stock") of Mikohn Gaming Corporation, a Nevada corporation (the "Company"), as of the close of business on March 15, 1999.

    The enclosed Proxy is solicited by and on behalf of the Board of Directors (the "Board") of the Company for use at the Company's 1999 Annual Meeting of Stockholders (the "Annual Meeting") and at any and all adjournments or postponements. You may revoke your Proxy at any time prior to its use by (i) providing a written revocation to the Secretary of the Company, (ii) executing and delivering a later dated Proxy or (iii) attending the Annual Meeting and informing the Company officials that you wish to vote in person. A stockholder who holds shares in street name and who decides to vote his shares in person at the Annual Meeting must obtain from his broker or other nominee a proxy naming him as the person authorized to vote the shares. Shares represented by a valid Proxy will be voted as instructed by the stockholder. In the absence of any contrary instructions, such shares will be voted (i) for the election of the nominees for Directors named herein, (ii) for the retention of Deloitte & Touche LLP as independent accountants and (iii) in the discretion of the named and acting proxy with respect to any other matter properly presented for consideration at the Annual Meeting.

    Only holders of record of the Company's Common Stock at the close of business on the record date, March 15, 1999 are entitled to notice of and to vote at the Annual Meeting. On the record date there were outstanding 10,680,075 shares of Common Stock not including 19,113 treasury shares which can be neither voted nor counted for any purpose at the Annual Meeting. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote in connection with the election of each Director and each matter submitted for stockholder approval. The two candidates for Director who receive the most votes will be elected, and a majority of a quorum is sufficient to approve or disapprove any other item on the agenda. All shares represented at the Annual Meeting are counted for the purpose of ascertaining the presence of a quorum. It follows that shares present but not voted in respect of any matter except the election of Directors have the effect of being voted against, and may result in disapproval of, such matter.

    The Directors and executive officers of the Company, who among them own beneficially and/or have voting power with respect to approximately 54.7 percent of the Company's outstanding Common Stock (see "PRINCIPAL STOCKHOLDERS" below), intend to vote their shares for both of the Class 1 candidates for Director named below and in favor of the retention of Deloitte & Touche LLP.

                             ELECTION OF DIRECTORS

    The Board is comprised of seven directors divided among three classes, as follows:

  Class 1  -   David J. Thompson and John K. Campbell.  Nominal terms of Class 1
  -------
               Directors expire at the 1999 Annual Meeting. Nominal terms of Class 1 Directors elected at the 1999 Annual Meeting will expire at the 2002 annual meeting and every three years thereafter.


  Class 2  -   James E. Meyer and Douglas M. Todoroff.  Nominal terms of Class 2
  -------
               Directors expire at the 2000 annual meeting and every three years thereafter.


  Class 3   -  Terrance W. Oliver,  Dennis A. Garcia and Bruce E. Peterson.
  -------
               Nominal terms of Class 3 Directors expire at the 2001 annual meeting and every three years thereafter.

    Except in cases of death, disability or resignation, directors serve until the end of their nominal terms and until their respective successors are elected and qualified, whichever is later.

    In September 1998, Class 1 Director Richard H. Irvine resigned, resulting in the three classes of Directors having 1, 2 and 3 Directors, respectively. To correct this inequality in class size to comply with state law and to restore the Board to its authorized complement of seven Directors, on February 9, 1999 Mr. Thompson resigned as a Class 3 Director and was immediately appointed to fill the vacancy in Class 1 resulting from Mr. Irvine's resignation; Mr. Oliver resigned as a Class 2 Director and was immediately appointed to fill the vacancy in Class 3 created by Mr. Thompson's resignation; and James E. Meyer was appointed to fill the vacancy in Class 2 created by Mr. Oliver's resignation.

    At the Annual Meeting on May 11, 1999, only the Class 1 Directors Mr. Thompson and Mr. Campbell will stand for election. Each has served on the Board for more than five years.

    The Board recommends a vote for each Director nominated. Should a vacancy occur for any reason (none is anticipated), the persons named as proxies will vote for a substitute nominee designated by the Board.

    Following is a list of the current Directors and executive officers of the Company.

   Name                    Age             Position
   ----                    ---             --------
David J. Thompson          55        Chairman of the Board, President and Chief Executive Officer
John K. Campbell (1)       69        Director and Chairman of Audit Committee
Dennis A. Garcia           53        Director and Executive Vice President - Proprietary Games
Terrance W. Oliver         49        Director
Bruce E. Peterson          51        Director
Douglas M. Todoroff (1)    52        Director and Chairman of Compensation Committee
James E. Meyer             44        Director
Charles H. McCrea, Jr.     49        Executive Vice President, General Counsel and Secretary
Donald W. Stevens          58        Executive Vice President, Chief Financial Officer and Treasurer
Louie D. Peyton            49        Executive Vice President - Operations
Robert Smyth               45        Executive Vice President - Marketing and Sales

(1)  Member of the Audit and Compensation Committees

Nominees for Election to a Three Year Term

   David J. Thompson has been Chief Executive Officer of the Company since 1988,
   -----------------
was appointed Chairman of the Board of the Company in September 1993 and was appointed President in September 1998. He served as chief Financial Officer of the Company from 1988 to September 1993, and from August 1995 to June 1996.
From 1977 to 1988, Mr. Thompson was in private practice as a certified public accountant in Reno and Las Vegas, Nevada, serving a number of clients involved in the gaming industry. From 1973 to 1976, Mr. Thompson served as a consultant to various gaming industry clients in Las Vegas and Reno. He was an executive with Harrah's (predecessor to Harrah's Entertainment, Inc.) from 1969 to 1973.


   John K. Campbell has served as a director of the Company since December 1993.
   ----------------
From 1986 until February 1995, Mr. Campbell served as a director of Sahara Gaming Corporation (formerly Sahara Resorts) and of various Sahara subsidiary corporations. He is president of Sportco Sporting Goods, Inc., a retail sporting goods store. Mr. Campbell was self employed as a consultant from 1986 to 1989 and was vice president/finance and treasurer of the MGM Grand Hotel from 1972 until 1986. He is chairman of the Audit Committee of the Board.


Directors Continuing in Office Until the 2000 Annual Meeting

   Douglas M. Todoroff has served as a Director of the Company since December
   -------------------
1993. He has been president of Mercier Management Company since November 1993, was senior vice president-manager of commercial lending with Bank of America Nevada from 1992 to 1993 and was executive vice president and senior credit officer of its predecessor, Valley Bank of Nevada, from 1981 to 1992. He is chairman of the Compensation Committee of the Board.

   James E. Meyer was appointed on February 9, 1999 to fill a Class 2 vacancy on
   --------------
the Board. Since January 1997 he has served as executive vice president of Thomson Consumer Electronics, the world's fourth largest manufacturer of consumer electronic products. Mr. Meyer has served Thomson and its predecessor, General Electric Company, in numerous and successively more responsible capacities since 1985. Thomson, based in Indianapolis, IN, has 30 production facilities in 17 countries and has more than 50,000 employees worldwide. Mr. Meyer oversees the development and management of product lines generating annual revenues in excess of $4.5 billion. He also is a director of Gemstar Development Corporation (NASDAQ:GMST) located in Pasadena, CA.
                                ----

Directors Continuing in Office Until the 2001 Annual Meeting

   Dennis A. Garcia has been a Director since December 1993, and was Vice
   ----------------
President-Sales, Casino Signs Division of the Company, from November 1993 to March 1996. From March 1996 to May 1996, Mr. Garcia served as Executive Vice President-Sales. Since May 1996, Mr. Garcia has served as Executive Vice President-Proprietary Games. From 1985 until joining the Company in 1993, Mr. Garcia was president and director of sales of Casino Signs North, Inc. ("CSN"), and from 1990 until joining the Company he also was president of A&D Sign Manufacturing, Inc. ("A&D"). Both CSN and A&D served as distributors of the Company's products and were merged into the Company in November 1993. Mr. Garcia was a founder of both CSN and A&D and served as a director of both corporations from their inception.

   Bruce E. Peterson has been a Director of the Company since December 1993, and
   -----------------
was Vice President-Production from November 1993 (Executive Vice President since March 1996) until his retirement as an officer effective December 31, 1996. Prior to joining the Company, Mr. Peterson was president and a director of Peterson Sign Art, Inc. and a general partner of its predecessor since 1979. Peterson Sign Art, Inc. was a distributor of the Company's products and was merged into the Company in November 1993.

   Terrance W. Oliver has been a Director of the Company since 1988, and served
   ------------------
as Chairman of the Board of Directors of the Company from 1988 to September 1993. From 1986 to 1995, he was a director and president of The Nevada Club, Inc., a casino in Reno, Nevada. That company was rolled-up in 1995 as part of Fitzgerald's Gaming Corporation, in which Mr. Oliver now serves as a director, and he served as executive vice-president and chief operating officer until his retirement in June 1996. Because of Mr. Oliver's extensive experience in casino management, in 1996 the Company retained him as a consultant to assist it in new product development. In 1998 the Company paid Mr. Oliver $60,097 for his services as a consultant, which was in addition to all amounts paid to him in connection with his services as an outside director.

Executive Officers of the Company

   Biographical information on the executive officers of the Company who are not Directors is set forth below. There are no family relationships between any Director or executive officer and any other Director or executive officer. All executive officers serve at the pleasure of the Board; however, the Company has an employment contract with each of them.

   Charles H. McCrea, Jr.,  Executive Vice President - General Counsel and
   ----------------------
Secretary since 1996, has served as an executive officer of the Company since 1994. For more than ten years prior to his employment by the Company in 1994, he was a partner in Lionel, Sawyer & Collins, a Nevada law firm with offices in Las Vegas and Reno. He is admitted to practice law in Nevada and California.

   Donald W. Stevens has been Executive Vice President, Chief Financial Officer
   -----------------
and Treasurer since June 1996. From 1981 to 1996 Mr. Stevens was the owner and president of Orange Torpedo Trips Inc., Grants Pass, Oregon. From 1971 to 1981 he held several positions with Harrah's, and was serving as Treasurer and Controller at the time he resigned to establish his excursion business.

   Louie D. Peyton has served as Executive Vice President - Operations since
   ---------------
March 1999 (Vice President since January, 1997). Prior to his employment by the Company, he served as a consultant to Aura Systems of El Segundo, CA in 1996. From 1992 to 1996 he was employed by Harman Manufacturing, Northridge Manufacturing Group, Northridge, CA where he advanced to the position of vice president - operations. From 1989 to 1992 he served as director of quality assurance at TRW Vehicle Safety Systems, Inc. in Mesa, AZ; from 1985 to 1989 as director of quality assurance at ITT Corporation, ITT Automotive, Inc. in Southfield, MI; and from 1981 to 1985 successively as reliability/quality manager and manufacturing engineering manager at Rockwell International in Ashtabula, OH.

   Robert Smyth has served as Executive Vice President Marketing and Sales since
   ------------
March 1999 (Vice President Product Development and Marketing since November
1998). Prior to his employment by the Company, he served as managing director of Centron International based in the United Kingdom from 1996 until 1998. From 1983 to 1996 he was employed by Network Systems Corporation where he advanced to the position of director of European marketing and development. While in Johannesburg, South Africa he served from 1980 to 1983 as customer engineering manager at Corporate Management Services; from 1978 to 1980 as a customer engineer and data communications specialist at International Computers Limited; and from 1971 to 1978 as a telecommunications engineer at the South African Post Office - Telecommunications Division.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Company's Board of Directors held six meetings in 1998. Except for one meeting which one Director was unable to attend, all meetings were attended by all Directors. Other business was handled from time to time by unanimous written consent of the Directors.

   The Board has an Audit Committee and a Compensation Committee. There is no nominating committee. Committee members are appointed by the full Board. Both the Audit Committee and the Compensation Committee are comprised of Directors Campbell and Todoroff, both of whom are outside directors.

   The Audit Committee, chaired by Director Campbell, is charged with reviewing the audited financial statements of the Company and making recommendations to the full Board on matters concerning the Company's audits, the selection of the Company's independent public accountant and such other matters relating to the Company's financial and accounting affairs as the Audit Committee may in its discretion choose to address. The Audit Committee met twice during 1998 and all members attended both meetings.

   The Compensation Committee, chaired by Director Todoroff, is responsible for monitoring the performance of the Company's executive officers, passing upon salaries, bonuses and other compensation for the Company's executive officers, and administering the Company's Stock Option Plan. The Compensation Committee met twice in 1998 with all members in attendance, and routine matters were handled on two additional occasions by unanimous written consent.

   Each director who is not an employee of the Company receives a monthly stipend of $1,000, a fee of $2,000 for each Board and Board committee meeting attended and reimbursement for reasonable expenses. In addition, each such director receives each year, immediately following the Annual Meeting, a ten year option (vesting as to one-third of the optioned shares, cumulatively, on each of the first three anniversaries) to purchase at 100% of the fair market value at the date of grant 5,000 shares of Company Common Stock plus 1,000 shares for each year he has served as a director. Directors who are not employees of the Company may participate in the Company's executive medical plan. Directors who are employees of the Company do not receive additional compensation for their services as Directors.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

   The Summary Compensation Table below sets forth for the fiscal years ended December 31, 1998, 1997 and 1996 information regarding compensation paid to the Chief Executive Officer and each of the five other most highly compensated executive officers of the Company in fiscal 1998.

                           Summary Compensation Table



                                                                                    Long-Term
                                                                                   Compensation
                                                                                     Awards /
                                                                                     Number of
                                                   Annual Compensation                Shares           All Other
                                                 -----------------------            Underlying       Compemsation
Name and Principal Position          Year       Salary ($)(1)    Bonus($)(1)         Option (2)         ($)(3)
---------------------------          ----       -------------  -------------       ------------      ------------
David J. Thompson                    1998       $ 388,132   $  20,974 (8)                            $      1,184
 Chairman, President and CEO         1997         377,796     156,767 (4)                80,000             2,206
                                     1996         335,846                                                   1,592

Dennis A. Garcia                     1998         259,229     106,000 (8)                                   1,333
 Executive Vice President -          1997         263,336                                40,000             1.235
 Proprietary Games                   1996         242,216                                20,000             1,137

Charles H. McCrea, Jr.               1998         277,363                                20,000             3,849
 Executive Vice President            1997         267,310       5,000                    60,000             1,089
 General Counsel and Secretary       1996         235,667      20,000                    20,000             1,088

Donald W. Stevens                    1998         180,173       2,996 (8)                                   2,552
 Executive Vice President,           1997         192,594      22,367                    40,000               744
 Treasurer and CFO                   1996          87,115      50,000 (5)                50,000

Louie D. Peyton (6)                  1998         161,285      32,200 (9)                                     832
 Executive Vice President -          1997         136,829      22,500 (7)                60,000
 Operations

Richard H. Irvine (8)                1998         265,776       8,989 (8)                                   1,584
 Director, President and COO         1997         320,682      67,100                    60,000             3,140
 (Resigned September, 1998)          1996          87,115      50,000                    20,000             1,427

(1) The amounts in the Salary and Bonus columns include gross compensation earned for each named executive for each year shown. The amounts in the Salary column (i) exclude the bonuses shown in the Bonus column, (ii) include certain Company paid personal benefits such as automobile allowances, memberships and dues in various organizations and family medical expenses (but in no case did the amount paid to or on behalf of any named executive officer in respect of such personal benefits exceed $50,000 of compensation for any year shown) and (iii) include the Company matching contributions under the Employees' Investment Plan.

(2) No stock appreciation rights (SARs) ever have been granted by the Company. All stock options granted to the named executive officers were granted at exercise prices not lower than the fair market value of the shares on the dates the grants were made. None of the named executive officers exercised any stock options in 1998.

(3) Amounts in the All Other Compensation column represent the employer contributions under the Company's 401(k) plan, which amounts are not included in any other column.

(4) The 1997 bonus paid to Mr. Thompson pursuant to his employment contract was based on the Company's 1996 results, accrued in 1966 and paid in 1997. Starting in 1997, the Company accrued and paid bonuses on a quarterly basis.

(5)  Signing bonus paid pursuant to Mr. Stevens' employment contract.

(6)  Mr. Peyton was hired in January 1997.

(7)  Signing bonus paid pursuant to Mr. Peyton's employment contract.

(8)  Bonus paid in 1998 was earned in last quarter of 1997.

(9)  Discretionary bonus award based on job performance.


Employment Agreements and Change in Control Arrangements

     In February 1999, the Company and Mr. Thompson entered into an amendment to his 1988 employment agreement extending it through December 31, 2002 and providing for a base salary of $375,000 for 1999. His base salary increases by $20,000 each succeeding year. Under his employment agreement Mr. Thompson receives a bonus equal to 5% of net pretax income (but in no case greater than $1 million) for each year, multiplied by a fraction the numerator of which is 9,802,611 and the denominator of which is the weighted average number of shares of Common Stock and common stock equivalents outstanding (as reported by the basic formula) for such year, as reflected in the Company's audited financial statements. In the event of termination of Mr. Thompson's employment without good cause (as defined in his employment agreement), he will be entitled to a lump-sum termination payment equal to any unpaid base salary through the end of 2002 plus $1,000,000.

     In November 1993, the Company entered into an employment agreement with Mr. Garcia extending through December 31, 1999. Since June 1, 1996, Mr. Garcia has served as Executive Vice President Proprietary Games. His employment agreement as amended provides for a base salary of $260,000 in 1999. Mr. Garcia will be eligible to receive a performance bonus in 1999 if pre-tax income from proprietary games exceeds certain budgeted levels. A graduated bonus will be earned ranging from 1.75% of net income from proprietary games at the first level in excess of budget to a maximum of 90% of 5% of all pre-tax net income from proprietary games in excess of 166.67% of budget. No bonus will be paid unless the proprietary games budget is realized.

     In May 1994, the Company and Mr. McCrea entered into a four year employment agreement which has since been amended, among other things extending it through 2000. Mr. McCrea, Executive Vice President General Counsel and Secretary of the Company, will be paid a base salary of $275,000 in 1999, increasing by $20,000 on January 1 of 2000. The Company is obligated to review Mr. McCrea's base salary annually (but is not obligated to increase it beyond the requirements of Mr. McCrea's employment agreement) and to consider cash bonuses. In the event Mr. McCrea is terminated without good cause (as defined in his employment agreement), he will be entitled to a lump-sum termination payment equal to his base salary for the most recent calendar year, and his stock option rights will remain in full force and effect.

     The Company has entered into an employment agreement with Mr. Stevens, Executive Vice President, Treasurer and Chief Financial Officer, dated June 10, 1996, amended August 15, 1997. This agreement provides for a base salary of $180,000 annually effective June 10, 1998, plus a cash bonus in each year equal to one-half of one percent of the net pre-tax income of the Company multiplied by a fraction, the numerator of which is 9,831,531 and the denominator of which is the weighted average number of shares of Common Stock and equivalents (on a primary basis) outstanding for such year as reflected in the Company's financial statements, but in no case may the bonus in any year exceed $1 million.

     The Company has entered into an employment agreement with Mr. Peyton dated January 27, 1997. The agreement provides for a base salary of not less than $140,000 annually, a signing bonus of $22,500 (which was paid in 1997) and such additional bonuses as the Company may award based on performance. Mr. Peyton was paid a performance bonus of $32,200 in 1998.

     Any termination of employment without good cause of Mr. Thompson or Mr. Garcia must be approved by a five-sevenths vote of the Board. The employment agreements with Messrs. Thompson, Garcia, McCrea and Stevens provide that their employment agreements will not be prematurely terminated by any merger, consolidation, asset sale, dissolution or change in ownership of the Company. Each of these officers has agreed not to compete with the Company for a period of two years following the termination of his employment relationship with the Company. The employment agreement with Mr. Thompson also provides in case of disability for the continuation of salary payments for six months following termination of employment owing to such disability and payments thereafter of $100,000 annually through December 31, 2002.

              STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS IN 1998


    The table below sets forth the only grant of stock options under the Plan to any executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 1998. No stock appreciation rights (SARs) ever have been granted by the Company. The amounts shown for the named executive officer as the potential realizable value of his options are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the per share exercise price of the optioned shares during the full term of the options. No gain in the value of the optioned shares is possible without a corresponding increase in the stock price that will benefit all stockholders in proportion to their holdings. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, are dependent on the future performance of the Common Stock. There can be no assurance that any potentially realizable values will be achieved.



                       Option / SAR Grants in Fiscal 1998
                               Individual Grants

                                                                                                 Potential
                                                                                              Realizable Value
                                                                                              (Net of Cost) at
                                                                                               Assumed Annual
                             Number of      % of Total                                         Rates of Stock
                              Shares         Options          Exercise                       Price Appreciation
                            Underlying      Granted to         Price                           for Option Term
                              Options       Employees in      Expiration     Expiration      ------------------
Name                          Granted     Fiscal Year(1)      $/Share(2)        Date           5%         10%
----                          -------     --------------      ----------     ----------       ----       -----

Charles H. McCrea, Jr.        20,000          6.7%              $4.375      12/31/2008      $ 55,028    $ 139,452


(1) Options granted under the Plan to all grantees totaled 299,200 in 1998.

(2) The exercise price is the fair market value of the Common Stock on the date of the grant.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                   EXECUTIVE COMPENSATION AND STOCK OPTIONS


Introduction


   It is the responsibility of the Compensation Committee to establish and review the Company's executive compensation plans, programs and policies, to administer the Company's Stock Option Plan, to monitor the performance and compensation of executive officers and to make recommendations to the Board with respect to executive compensation. The Compensation Committee, established in January 1994, is comprised of Directors Todoroff, who is Chairman, and Campbell. Both are outside directors and neither has ever served as an officer or employee of the Company. The Compensation Committee held two formal meetings during 1998 and handled additional matters by unanimous written consent.


Compensation Policies

   The Compensation Committee has adopted certain principles and policies regarding compensation for executive officers and other key employees. The Company strives to offer competitive compensation opportunities for all employees based on each individual's contribution and performance. The Compensation Committee recognizes that a successful executive compensation policy must provide competitive levels of compensation that integrate pay with personal and Company performance, reward excellence, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified executives. The Compensation Committee believes that an executive compensation program should include three primary elements: annual base salary, annual incentive compensation and, particularly in the case of executive officers who are not large stockholders, long-term incentive compensation.

Certain Agreements

   The compensation arrangements for each of the executive officers named in the Summary Compensation Table are subject to employment agreements. Employment agreements covering the services of Mr. Thompson were entered into prior to, and disclosed in connection with, the Company's initial public offering in November 1993, and antedated the creation of the Compensation Committee. Details of individual employment agreements between the Company and each of its executive officers are set forth in the Proxy Statement under Executive Compensation and Other Information, sub-caption "Employment Agreements and Change in Control Arrangements".

   The principal role of the Compensation Committee in connection with discretionary incentive compensation payable to all executive officers under their respective employment agreements generally is to monitor performance and measure it against the terms of their agreements and the Company's performance. The Compensation Committee is satisfied that the Company's employment agreements with its CEO and other executive officers provide them with base compensation that is not excessive plus ample incentive to achieve, to the Company's and their mutual benefit.

   The Compensation Committee has not established a policy with respect to qualifying compensation paid to the Company's executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended because there has been no need for such a policy and no immediate need is seen. The Company has advised the Compensation Committee that it believes all compensation payable under the existing employment agreements with executive officers will qualify for deduction under such Section.


                                         Compensation Committee of the
                                         Board of Directors


                                         Douglas M. Todoroff, Chairman
                                         John K. Campbell, Member

                          PERFORMANCE GRAPH AND TABLE

   The graph and table below provide a comparison of the Company's cumulative total stockholder return (which in the Company's case includes only the price of the Common Stock because the Company has paid no dividends) with (i) Standard & Poor's 500 Composite Stock Index and (ii) the industry manufacturing peer group used in the Company's 1999 Proxy Statement. The dates on which comparisons are made are November 18, 1993 (immediately following the Company's initial public offering), and December 31, 1993 through December 31, 1998 inclusive. The peer group includes companies that management selected because it believes they are comparable to the Company in the lines of business they are engaged in and because they include the Company's principal competitors. *

  This graph and table assume the investment of $100 on November 18, 1993 in (i) the Company's Common Stock and (ii) collectively, the common stocks of the companies comprising the peer group, with reinvestment of any dividends. The comparisons in the graph and table are based on historical data covering the
performance of the Company's Common Stock over the years shown.   They are not
intended to forecast, and management believes they are not indicative of, the future performance of the Company's Common Stock.


                             [GRAPH APPEARS HERE]



  ** All returns reflect reinvestment of dividends




                        Index       Index       Index       Index       Index       Index        Index
                         at          at          at          at          at           at           at
                       11/18/93    12/31/93    12/31/94    12/31/95    12/31/96     12/31/97     12/31/98
                       --------    --------    --------    --------    --------     --------     --------
Mikohn Gaming Corp.    $  100      $  92       $  52       $    23     $    32      $    43      $   26
S&P 500 Index             100        100         102           140         173          231         293
Peer Group                100         88          50            43          66           77          73


* The companies included in the peer group in addition to the Company are Acres Gaming Inc.; Alliance Gaming Corporation; Autotote Corporation; Casino Data Systems; GTECH Holdings Corp.; International Game Technology; Paul-Son Gaming Corp.; Sodak Gaming Inc.; Powerhouse Technologies and WMS Industries Inc.

                             CERTAIN TRANSACTIONS

   Transactions among the Company and its affiliates involving in excess of $250,000, other than transactions entered into in the ordinary course of business on terms generally made available to third parties, are reviewed by the Board and passed upon by a majority of disinterested directors. There were no such transactions in 1998.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 15, 1999, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors and
(iii) all executive officers and directors of the Company as a group.



                                                                              Beneficial
                                                                             Ownership of
                                                                             Common Stock
                                                                         -------------------
                    Name of Beneficial Owner (1)                         Number      Percent
                    ---------------------------                          ------      -------
David J. Thompson (2)                                                    1,560,172     14.6%
Dennis A. Garcia (3)                                                     1,628,292     15.3%
Bruce E. Peterson (4)                                                    1,603,983     15.0%
Terrance W. Oliver (5)                                                     675,682      6.3%
John K. Campbell (6)                                                        28,333      0.3%
James E. Meyer                                                                 -         -
Douglas M. Todoroff (7)                                                     49,333      0.5%
All directors and executive officers as a group (10 persons) (8)         5,844,069     54.7%


(1) The mailing address of each person named in this table is c/o Mikohn Gaming Corporation, 1045 Palms Airport Drive, P. O. Box 98686, Las Vegas, Nevada 89193-8686.

(2) Total includes 134,000 shares that Mr. Thompson has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options and 50,000 shares held in trusts for the benefit of Mr. Thompson's children and stepchildren. Mr. Thompson disclaims beneficial ownership of shares held in his children's trusts.

(3) Total includes 42,000 shares that Mr. Garcia has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(4) Total includes 35,733 shares that Mr. Peterson has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(5) Total includes 15,332 shares that Mr. Oliver has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options, 369,250 shares held of record by the Oliver Special Trust of which Mr. Oliver is sole trustee and beneficiary, and 291,000 shares held by the Oliver Charitable Remainder Unitrust, of which Mr. Oliver and his wife, Linda J. Oliver, are the only trustees.

(6) Total includes 23,333 shares that Mr. Campbell has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(7) Total includes 26,333 shares that Mr. Todoroff has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(8) Includes 491,331 shares that the directors and three executive officers who are not directors have the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

           APPOINTMENT OF INDEPENDENT ACCOUNTANTS (Item 2 on Proxy)


   The Board has appointed Deloitte & Touche LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 1999.

   The firm of Deloitte & Touche LLP has served as independent accountants for the Company since 1990. The Board, although it is not required to do so, is submitting its appointment of Deloitte & Touche LLP for ratification at the Annual Meeting in order to solicit the views of stockholders concerning the appointment. The Board recommends that the Company's stockholders vote for the ratification of the appointment of Deloitte & Touche LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1999. If the appointment is not ratified, the Board will reconsider.

   A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if so inclined, and will be available to respond to appropriate questions.


                                 ANNUAL REPORT

   The Annual Report of the Company for the fiscal year ended December 31, 1998, which includes the Company's annual report on Form 10-K to the Securities and Exchange Commission (without exhibits), is being mailed contemporaneously with this Proxy Statement to stockholders of record at the close of business on March 15, 1999. The Company will provide a copy of the exhibits to its annual report on Form 10-K for the fiscal year ended December 31, 1998, upon receipt of a written request from any beneficial owner of the Company's securities as of March 15, 1999 and reimbursement of the Company's reasonable expenses. Such request should be addressed to Charles H. McCrea, Jr., Executive Vice President, Mikohn Gaming Corporation, 1045 Palms Airport Drive, P. O. Box 98686, Las Vegas, NV 89193-8686.


                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Any eligible stockholder (as defined below) of the Company who wishes to have a proposal considered for inclusion in the Company's 2000 proxy solicitation material must set forth such proposal in writing and file it with the Secretary of the Company on or before February 25, 2000. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its 2000 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least $1,000 in market value of securities entitled to be voted on the proposal at the 2000 Annual Meeting, who has held such securities for at least one year and who continues to own such securities through the date on which the 2000 Annual Meeting is held.


                            SOLICITATION OF PROXIES

   The cost of this solicitation is borne by the Company. Proxies may be solicited by mail, telephone, telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses incurred in forwarding proxy materials to their principals.

                                OTHER BUSINESS

   The Board does not know of any other business which may be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote according to their discretion insofar as such proxies are not limited to the contrary.



                                        By Order of the Board of Directors


                                        /s/ Charles H. McCrea, Jr.


                                        Charles H. McCrea, Jr.
                                          Secretary


Las Vegas, Nevada
April 14, 1999

PROXY                      MIKOHN GAMING CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 11, 1999

  The undersigned constitutes and appoints DAVID J. THOMPSON, CHARLES H. McCREA, JR. and DONALD W. STEVENS Proxy, First Alternate Proxy and Second Alternate Proxy, respectively, to represent the undersigned and to vote all shares of Common Stock, $.10 par value, of Mikohn Gaming Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Pacific Daylight Time) on Tuesday, May 11, 1999, at the Mandalay Bay Resort and Casino, Las Vegas, Nevada, and at any adjournment or postponement thereof. If the Proxy is unable to act, the authority conferred hereby shall devolve on the First Alternate Proxy, and if he also is unable to act, on the Second Alternate Proxy. All proxies will be voted as instructed, and in the absence of instruction on any particular matter, FOR the nominees to the Board of Directors, FOR the continued retention of Deloitte & Touche LLP as independent accountants and in the discretion of the Proxy or acting Alternate Proxy as to any other matter properly before the meeting.

     1.   Election of Directors

     [_] FOR the Board of Directors nominees who are listed below for election as directors

     [_]  AGAINST all nominees listed below

          Nominees: David J. Thompson and John K. Campbell

          Instructions: To withhold authority to vote for any candidate, cross out that candidate's name above.

     2.   Retention of Deloitte & Touche LLP as Independent Accountants.

                             [_] FOR                  [_] AGAINST

     3. In the discretion of the proxy holder, with respect to any other matter that may properly come before the 1999 Annual Meeting and any adjournment or postponement thereof. The Board of Directors is not aware of any other matter that may properly be considered at the meeting.

                            [_] VOTE                  [_] DO NOT VOTE

--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MIKOHN GAMING CORPORATION.

  Please date and sign exactly as your name or names appear hereon. If there are more than one registered owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

                                                 Dated: _______________________

                                                 ______________________________
                                                           Signature

                                                 ______________________________
                                                           Signature

           PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.